Exhibit 5.2

June 14, 2024

VIA SEDAR+ and EDGAR

British Columbia Securities Commission

Alberta Securities Commission

Financial and Consumer Affairs Authority of Saskatchewan

Manitoba Securities Commission

Ontario Securities Commission

Autorité des marchés financiers (Québec)

Nova Scotia Securities Commission

Financial and Consumer Services Commission (New Brunswick)

Office of the Superintendent of Securities (Prince Edward Island)

Office of the Superintendent of Securities (Newfoundland and Labrador)

Office of the Yukon Superintendent of Securities

Northwest Territories Office of the Superintendent of Securities

Office of the Superintendent of Securities Nunavut

United States Securities and Exchange Commission

Dear Sirs/Mesdames:

Re:	Solaris Resources Inc. (the “Company”)
Final Base Shelf Prospectus – Consent of Expert

In connection with the Company’s final base shelf prospectus dated June 14, 2024 including the documents incorporated by reference therein (collectively, the “Prospectus”) and the Company’s registration statement on Form F-10, which includes the Prospectus (the “Registration Statement”), I, Mario E. Rossi, P. Geo, of GeoSystems International Inc., hereby consent to being named as a qualified person, as defined in National Instrument 43-101 – Standards of Disclosure for Mineral Projects, in the Prospectus and the Registration Statement, including the documents incorporated by reference therein, and to the use of my name in connection with references to my involvement in the preparation of the technical report entitled “NI 43-101 Technical Report for the Warintza Project, Ecuador (Amended)” with an effective date of April 1, 2022 and a report date of March 13, 2024 (the “Technical Report”) and to references to the Technical Report, or portions thereof, in the Prospectus and the Registration Statement and to the inclusion of information derived from those sections of the Technical Report that I am responsible for preparing, in the Prospectus and the Registration Statement.

I also hereby confirm that I have read the Prospectus and the Registration Statement and have no reason to believe that there are any misrepresentations in the information contained in the Prospectus or the Registration Statement that are derived from those sections of the Technical Report that I am responsible for preparing or that are within my knowledge as a result of the services performed by me in connection with the Technical Report.

Yours truly,

/s/ Mario E. Rossi
Mario E. Rossi, P. Geo
GeoSystems International Inc.